                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                             DATED 12 FEBRUARY 2003

                        CHINA-SINGAPORE SUZHOU INDUSTRIAL
                            PARK DEVELOPMENT CO. LTD.

                                       AND

                       MAXTOR TECHNOLOGY (SUZHOU) CO. LTD.

                       ----------------------------------

                       CONTRACT FOR TRANSFER OF THE RIGHT
                        TO THE USE OF LAND IN RESPECT OF
                        222,700.82 SQUARE METERS OF LAND
                          LOCATED AT SU HONG DONG ROAD,
                             SUZHOU INDUSTRIAL PARK

                       ----------------------------------

                              CONTRACT NO.: 110200

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                                TABLE OF CONTENTS

CHAPTER 1       AREA, LOCATION, TENURE AND USE OF THE LAND PARCEL            1-2

CHAPTER 2       LAND TRANSFER PRICE AND METHOD OF PAYMENT                    2-3

CHAPTER 3       MATTERS RELATING TO TRANSFER AND REGISTRATION                3

CHAPTER 4       WARRANTIES AND INDEMNITIES                                   4

CHAPTER 5       LAND USE CONDITIONS                                          4

CHAPTER 6       INFRASTRUCTURE AND UTILITIES                                 4-5

CHAPTER 7       FORCE MAJEURE                                                5-6

CHAPTER 8       TERMINATION                                                  6-7

CHAPTER 9       LIQUIDATION                                                  7

CHAPTER 10      NOTICES                                                      7-8

CHAPTER 11      APPLICABLE LAW AND DISPUTE RESOLUTION                        8

CHAPTER 12      EFFECTIVENESS OF CONTRACT AND OTHER MATTERS                  9

ANNEXURE 1      LAND SURVEY PLAN FOR THE LAND PARCEL                         11

ANNEXURE 2      THE WARRANTIES                                               12-14

THIS CONTRACT is made on 12 February 2003:

BETWEEN:

THE TRANSFEROR           :       CHINA-SINGAPORE SUZHOU INDUSTRIAL PARK
                                 DEVELOPMENT CO. LTD. ("PARTY A")

Legal Address            :       12th Floor, International Building
                                 No.2 Suhua Road
                                 Suzhou Industrial Park
                                 The Municipality of Suzhou
                                 The Province of Jiangsu
                                 The People's of Republic of China

Legal Representative     :       Name        :  Yang Wei Ze
                                 Position    :  Chairman
                                 Nationality :  Chinese Citizen

AND

THE TRANSFEREE           :       MAXTOR TECHNOLOGY (SUZHOU) CO. LTD. ("PARTY B")

Legal Address            :       Su Hong Dong Road, Suzhou Industrial Park,
                                 Suzhou, Jiangsu Province, the People's Republic of China (the "PRC")

Legal Representative     :       Name        :  Teh Kee Hong
                                 Position    :  Chairman
                                 Nationality :  Malaysian

WHEREAS

(A) On 2nd January 2003, Party A and the Land Administration Bureau of Suzhou Industrial Park (the "LAB") entered into a "Contract for the Grant of the Right to the Use of State-owned Land in the Suzhou Industrial Park"(Contract Reference Number: Suzhou Industrial Park Assignment No. 63 of 2002) (the "LAND GRANT CONTRACT"), pursuant to which the LAB granted to Party A the right to use the plot of land as defined in Article 2 of this Contract (the "LAND PARCEL") for industrial purposes for a term of fifty (50) years. Party A has paid the land grant premium (the "LAND GRANT PREMIUM") and all applicable taxes and fees in accordance with Articles 12, 13, 16 and 17 of the Land Grant Contract in full and Party A has been registered as the owner of the land use rights over the Land Parcel as evidenced by a State-owned Land Use Rights Certificate dated 20 January 2003 (Certificate Number: su gong yuan guo yong (2003) No. 014).

(B) Pursuant to the "Interim Regulation of the People's Republic of China Concerning the Assignment and Transfer of the Right to the Use of State-Owned Land in Urban Areas" (the "INTERIM REGULATIONS"), the "Interim Measures of the Administration of Foreign-Invested Development and Management of Tracts of Land" (the "INTERIM MEASURES"), the "Law of the People's Republic of China on the Administration of Urban Real Property" (the "ADMINISTRATION LAW"), and other relevant national and local stipulations, Party A and Party B have, through friendly negotiations, reached a mutual understanding with regard to the transfer of the right of the use of the Land Parcel and hereby agree to enter into this contract (this "CONTRACT").

CHAPTER 1         AREA, LOCATION, TENURE AND USE OF THE LAND PARCEL

ARTICLE 1 The area of the Land Parcel is 222,700.82 square meters, which has been duly surveyed by the competent authority and accepted by Party A and Party B as final and official.

ARTICLE 2 The Land Parcel identified as Plot No. 81015 is located to the north of Su Hong Dong Road,

                  Suzhou Industrial Park, Suzhou, Jiangsu Province, the PRC. Details of the Land Parcel are set out in the Land Survey Plan for the Land Parcel attached as Annexure 1 to this Contract.

ARTICLE 3 The tenure of the Land Parcel shall be the remainder of the fifty (50)-year term from 20 January 2003 to 19 January 2053.

ARTICLE 4 Party B shall only use the Land Parcel for industrial purposes. If Party B wishes to change the use of the Land Parcel during the tenure, Party B shall obtain the prior approval of the Suzhou Industrial Park Planning and Construction Bureau, the LAB (both under the Suzhou Industrial Park Administrative Committee ("SIPAC")) and any other relevant PRC governmental authorities and shall complete the formalities for examination and approval in accordance with the relevant stipulations.

CHAPTER 2         LAND TRANSFER PRICE AND METHOD OF PAYMENT

ARTICLE 5 Party A and Party B hereby agree that the purchase price for the right to the use of the Land Parcel (the "LAND TRANSFER PRICE") shall be United States Dollars Six (US$6) per square meter totalling United States Dollars One Million Three Hundred Thirty Six Thousand Two Hundred and Four and Cents Ninety Two (US$1,336,204.92). Party B shall pay to Party A the Land Transfer Price in accordance with the provisions in
                  Article 6 and Article 7 of this Contract.

ARTICLE 6         PAYMENT TIME AND MANNER

                  6.1 The Land Transfer Price shall be paid by Party B to Party A by installments at the following times:-

                           (a) within ten (10) days from the date of signing of this Contract, a sum equal to thirty per cent (30%) of the Land Transfer Price (it being agreed that Party A has received in Singapore a sum equal to ten per cent (10%) of the Land Transfer Price as deposit prior to the date of this Contract, which sum shall be refunded in full to the payor in Singapore simultaneously with payment of the Land Transfer Price by Party B on the due date);

                           (b) within thirty (30) days from the date of signing of this Contract, a sum equal to fifty (50%) of the Land Transfer Price; and

                           (c) within sixty (60) days from the date of signing this Contract, , a sum equal to the remaining twenty per cent (20%) of the Land Transfer Price.

                  6.2 Party B shall make payment of the Land Transfer Price in Renminbi. The exchange rate between Renminbi and United States Dollars shall be based on the middle rate of exchange between United States Dollars and Renminbi quoted by the Bank of China, Suzhou Branch on the date of actual receipt, and if no such rate is available then on the first succeeding date on which such rate is quoted. The difference between the amount due and the amount deemed received using the aforesaid exchange rate shall be paid by Party A to Party B (in the case of a surplus) or vice versa (in the case of a shortfall), as the case may be, within seven (7) days from the date of conversion.

                  6.3 If the due date for any payment falls on a Saturday, Sunday or public holiday in the PRC, that date shall be extended to the next succeeding day which is not a Saturday, Sunday or public holiday in the PRC.

ARTICLE 7 If Party B delays in payment or otherwise fails to pay any monies due to Party A in accordance with the provisions of this Contract, interest shall accrue on such unpaid monies from the payment due date up to but excluding the date of actual payment, and the interest shall be calculated day to day at the rate of the one-year term loan interest rate published by the Bank of China from time to time plus two (2) percentage points.

ARTICLE 8 If Party B fails to pay to Party A the Land Transfer Price and interest (if any) in accordance with Articles 5, 6 and 7 of this Contact, and Party B, within two (2) weeks from receiving a written notice from Party A, still fails to pay the due monies, Party A shall be entitled to proceed with the following actions:

                  (a) unilaterally terminate this Contract by giving notice in writing to Party B; and

                  (b) resell or otherwise dispose of or deal with the right to the use of the Land Parcel as it shall deem fit.

CHAPTER 3         MATTERS RELATING TO TRANSFER AND REGISTRATION

ARTICLE 9 Party A shall transfer the right to the use of the Land Parcel to Party B in accordance with the provisions of this Contract and applicable PRC laws and regulations.

ARTICLE 10 Party B shall have the full right of access to the Land Parcel, including the right to enter into, use, and commence the construction of structures, facilities and other works on the Land Parcel, upon Party B's payment in full of the amounts due to Party A pursuant to Article 6.1(a) of this Contract. Title to all such structures, facilities and other works shall vest in Party B at every stage of their construction.

ARTICLE 11        (a)      Party A and Party B shall, within thirty (30) days of
                           the date of this Contract, jointly procure the submission of this Contract to the relevant authorities for examination and notarisation (if required by PRC laws and regulations).

                  (b) Party A shall, within thirty (30) days of Party B's payment of the Land Transfer Price in full to Party A, do all such things and sign all such documents as may be necessary or appropriate to effectuate the transfer of the right to the Land Parcel to Party B (including, without limitation, procuring the registration of Party B by LAB as the owner of the land use rights over the Land Parcel and the issuance of a State-owned Land Use Rights Certificate (the "TITLE DOCUMENT") by the competent authorities to Party B within such thirty (30)-day period).

ARTICLE 12 The right to the sole use of the Land Parcel shall be deemed to be transferred to Party B on the date of issue of the Title Document to Party B.

ARTICLE 13 With the exception of land appreciation tax applicable to the Land Parcel (if any) and business tax payable by Party A for the transfer by Party A of the right to the use of the Land Parcel to Party B, Party B shall bear all relevant taxes, fees and charges relating to the transfer of the right to the use of the Land Parcel, including but not limited to deed tax (unless otherwise exempted), pegging and survey fees and stamp duty in accordance with relevant PRC laws and regulations. As from the date of issue of the Title Document, Party B shall bear all taxes and outgoings relating to the Land Parcel.

ARTICLE 14 Upon the issue of the Title Document to Party B, the rights, interest and obligations (other than the obligations of Party A to pay any Land Grant Premium and any taxes and fees relating to the execution and performance of the Land Grant Contract) set out in the Land Grant Contract shall also be transferred to and borne by Party B.

ARTICLE 15 In the event that Party B desires to continue the use of the Land Parcel upon the expiration of the tenure of the use of the Land Parcel, Party B shall, no later than six (6) months before the expiration of such tenure, submit to the competent land authorities an application for the extension of such tenure in compliance with the relevant stipulations, and shall enter into a new contract relating to the use of the Land Parcel through negotiation in accordance with the land grant price at that time.

CHAPTER 4 WARRANTIES AND INDEMNITIES

ARTICLE 16        16.1     Party A warrants and undertakes to Party B in the
                           terms set out in Annexure 2 to this Contract as of the date of this Contract and the date when the transfer of the right to use the Land Parcel to Party
                           B is effected respectively.

                  16.2 Each of the warranties set out in Annexure 2 to this Contract (the "WARRANTIES") shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Warranty or anything else in this Contract.

                  16.3 Without restricting the rights of Party B or the ability of Party B to claim damages on any basis, in the event that any of the Warranties is breached or proves to be untrue or misleading, Party A shall pay to Party B upon demand:

                           (a) the amount necessary to put Party B into the position which would have existed if the relevant Warranty or Warranties had not been breached and had been true and not misleading; and

                           (b) all costs and expenses incurred by Party B, directly or indirectly, including legal fees, as a result of such breach.

                  16.4 Party A acknowledges and agrees that Party B has entered into this Contract in reliance on, inter alia, the Warranties.

                  16.5 Party A undertakes to indemnify and keep indemnified Party B against any direct loss or liability suffered by Party B as a result of any breach of any of the Warranties.

CHAPTER 5         LAND USE CONDITIONS

ARTICLE 17 Party B shall use the Land Parcel only in accordance with the land use conditions set out in Annexure 2 to the Land Grant Contract.

ARTICLE 18 Party B shall erect information signboards on the Land Parcel after the signing of this Contract in compliance with the unified specifications (a copy of which has been provided by Party A to Party B).

CHAPTER 6         INFRASTRUCTURE AND UTILITIES

ARTICLE 19        Party A shall procure:

                  (a) before 15 April 2003, the installation by the relevant SIP power authorities of an electricity switching station in the vicinity of the Land Parcel for the supply of electricity to the Land Parcel; and

                  (b) the installation by the relevant SIP authorities of the following utilities (the "UTILITIES") to the boundary of the Land Parcel at no charge to Party B:-

                           (i) before 30 September 2003, one 20KV ring circuit power line;

                           (ii) before 15 April 2003, a water supply with a capacity of at least 1,000 cubic meters per day;

                           (iii) before 15 April 2003, sewage disposal and drainage facilities with a capacity of at least 800 cubic meters per day;

                           (iv) before 30 September 2003, a steam supply with a capacity of at least 2,800 cubic meters per month;

                           (v)      before 15 April 2003, fibre optic
                                    telecommunication lines as provided by the relevant telecommunication operators to public users of similar nature and size within the Suzhou Industrial Park; and

                           (vi) before 15 April 2003, a liquified petroleum gas supply with a capacity of at least 1,000 cubic metres per day.

ARTICLE 20        (a)      Before 30 June 2003, Party A:

                           (i) shall provide a public main road to the boundary of the Land Parcel and shall construct an ingress and egress access (the "ACCESS") as approved by SIPAC, including a bridge crossing the Lou Xie Canal, to the western boundary of the Land Parcel, which shall have a width of not less than 22 meters and can be used by trailers with a weight of not more than 120 metric tonnes and motor vehicles with a weight of not more than 55 metric tonnes, at no charge to Party B; and

                           (ii) shall use its best efforts to assist Party B to construct an additional ingress and egress access with a width of not less than
                                    7.5 meters from Su Hong Dong Road to the southern boundary of the Land Parcel at Party B's own cost, which may be used only with the permission of the customs authorities.

                  (b) Party A shall construct and maintain the Access using materials and workmanship of appropriate quality and standards so as not to cause any damage to the public basic infrastructure.

ARTICLE 21 Party B shall at its own cost and expense apply to the relevant authorities and accept the examination in accordance with the stipulations set by such authorities for the installation of the Utilities from the boundary of the Land Parcel to designated points located within the Land Parcel.

ARTICLE 22 Party B shall be responsible for all relevant fees and charges relating to the installation of the Utilities within the Land Parcel and the usage of the Utilities by Party B.

CHARTER 7         FORCE MAJEURE

ARTICLE 23 No Party shall be considered to be in breach of this Contract and therefore be liable for any loss or damage caused by any delay in the performance or non-observance of any of its obligations under this Contract when the same is occasioned by an "Event of Force Majeure" - that is to say any of the following events which is not reasonably foreseeable, controllable and surmountable by the affected Party and which directly or indirectly prevents or impedes the due performance of this Contract:

                  (a)      war or hostilities; and

                  (b) Acts of God such as earthquake, flood, typhoon, fire or other natural disaster.

ARTICLE 24 A certificate or confirmation issued by the relevant administrative department of the Suzhou Municipal Government or a non-governmental authoritative organisation in the PRC shall be accepted by the Parties as proof that the said Event of Force Majeure has occurred.

ARTICLE 25 Should any such Event of Force Majeure occur the affected party shall notify the other Party in writing within fifteen
                  (15) days and shall use its reasonable endeavours to resume prompt performance as soon as such Event of Force Majeure shall have ceased, and the time for any such Party's performance shall be extended for a period equal to the time lost by reason of the delay which shall be remedied with all due despatch in the circumstances.

ARTICLE 26 The respective obligations of the Parties hereto under this Contract shall be suspended during the continuance of any of the aforesaid events and neither Party shall claim from the other Party any damages, compensation or for loss of any kind whatsoever arising from or attributable whether directly or indirectly to the occurrence of any of the aforesaid event. However, either Party hereto shall have the right to terminate this Contract by notice to the other Party and therefore be free from all the obligations under this Contract if any of the aforesaid events shall continue beyond a period of ninety
                  (90) days; provided that Party A shall forthwith upon such termination refund to Party B all sums paid by Party B to Party A under this Contract.

CHAPTER 8         TERMINATION

ARTICLE 27 Without prejudice to the right of Party B to terminate this Contract under Article 26, Party B may forthwith terminate this Contract by notice in writing to Party A if:

                  (a) for any reason whatsoever (other than a breach by Party B of its obligations under this Contract) the competent authorities have not issued the Title Document in respect of the whole of the Land Parcel to Party B within thirty (30) days after Party B has paid the Land Transfer Price in full to Party A; or

                  (b) the General Administration of Customs or its duly authorized designate do not confirm their acceptance of phase 2 of the Suzhou Industrial Park Export Processing Zone of which the Land Parcel forms part as forming an operational part of the Suzhou Industrial Park Export Processing Zone on or before 31 October 2003; or

                  (c) if any of the Warranties shall have been breached or proved to be untrue or misleading.

ARTICLE 28        Upon the termination of this Contract under Article 27:

                  (a) this Contract (other than Articles 28, 29, 30, 31, 32, 33, 34, 35, 38, 39 and 40, which shall survive the termination of this Contract and remain in full force and effect) shall become null and void and of no further effect; and

                  (b) Party A shall forthwith pay to Party B in immediately available funds a sum equal to the aggregate of:

                           (i) all amounts paid by Party B to Party A under this Contract; and

                           (ii) all taxes, fees and other expenses paid or incurred by Party B in connection with the transfer of the Land Parcel contemplated under this Contract; and

                  (c) any structures, facilities and other works then existing on the Land Parcel shall be dealt with under a separate agreement to be entered into between Party A and Party B.

ARTICLE 29 If the event set out in Article 27(b) or (c) of this Contract occurs at any time after the issue of the Title Document to Party B, Party B shall have the option to sell the right to use the Land Parcel back to Party A by giving a notice in writing to Party A stating its decision to exercise its right under this Article 29. Within seven (7) days of the date of such notice, Party A shall pay to Party B in immediately available funds a sum equal to the aggregate of:

                  (a) all amounts paid by Party B to Party A under this Contract; and

                  (b) all taxes, fees and expenses paid or incurred by Party B in connection with the transfer of the Land Parcel contemplated under this Contract.

                  Subject to the performance by Party A of its obligations under the preceding paragraph, Party B shall do all such things and sign all such documents as may be necessary to effectuate a transfer of the right to use the Land Parcel back to Party A without liability to Party B. All taxes, fees and expenses relating to such transfer shall be borne by Party A. Any structures, facilities and other works then existing on the Land Parcel shall be dealt with under a separate agreement to be entered into between Party A and Party B.

CHAPTER 9         LIQUIDATION

ARTICLE 30        In the event that (a) this Contract is terminated pursuant to
                  Article 27 of this Contract, or the Land Parcel is sold back to Party A pursuant to Article 29 of this Contract, and (b) Party B determines that it shall cease its investment activities and be liquidated, then Party A shall use its best efforts to assist Party B to complete its liquidation and repatriate its surplus assets (if any) as soon as reasonably practicable and, in any event, within nine (9) months of the commencement of the liquidation.

CHAPTER 10        NOTICES

ARTICLE 31 Notices to Party A and Party B shall be issued to their respective addresses or fax numbers as follows:

                  If to Party A:

                  To                 :      China-Singapore Suzhou Industrial
                                            Park Development Co. Ltd.

                  Recipient          :      Chief Executive Officer

                  Correspondence     :      12th Floor, International Building
                  Address                   No.2 Suhua Road
                                            Suzhou Industrial Park
                                            The Municipality of Suzhou
                                            The Province of Jiangsu
                                            The People's of Republic of China

                  Fax Number         :      512-62881297

                  If to Party B:

                  To                 :      Maxtor Technology (Suzhou) Co. Ltd.

                  Recipient          :      Chairman of the Board

                  Correspondence     :      Plot No. 81015, Su Hong Dong Road
                                            Suzhou Industrial Park
                                            The Municipality of Suzhou
                                            The Province of Jiangsu
                                            The People's Republic of China

                  Fax Number         :      65-6-6480-1852

                  With copy to:

                  To                 :      c/o Maxtor Corporation

                  Recipient          :      Glenn H. Stevens, General Counsel

                  Correspondence     :      2452 Clover Basin Drive
                                            Longmont, CO 80503
                                            United States of America

                  Fax Number         :      1-303-678-3111

ARTICLE 32 If Party A or Party B wishes to change the above-mentioned correspondence address or fax number, it shall inform the other Party of the new correspondence address or fax number two (2) days before such change.

ARTICLE 33 If the notice is sent by fax, it shall be deemed to be received on the date of transmission; if the notice is sent by hand, it shall be deemed to be received on the date of delivery to the address stipulated; if the notice is sent by registered post, it shall be deemed to be received on the fourteenth (14th) day after the date of posting. In each case, if the notice is received on a Saturday, Sunday or public holiday, it shall be deemed to have been received on the next following working day.

CHAPTER 11        APPLICABLE LAW AND DISPUTE RESOLUTION

ARTICLE 34 The formation, validity, interpretation and performance of this Contract and the resolution of any dispute arising from or in relation to this Contract shall be governed by the laws of the PRC. In the event that there is no published and publicly available laws in the PRC governing a particular matter relating to this Contract, reference shall be made to general international commercial practices.

ARTICLE 35 Any question, dispute or difference between the Parties arising from the formation, performance or otherwise in connection with this Agreement shall first be resolved through amicable negotiation and friendly consultation between the Parties. If no resolution is reached within ninety (90) days of the notice by either Party requesting for resolution through negotiation and consultation, the question, dispute or difference shall be submitted to the China International Economic and Trade Arbitration Commission ("CIETAC") Beijing Branch in Beijing for final resolution by arbitration in accordance with the rules and procedures of CIETAC supplemented by the following:

                  (a) the arbitration shall be conducted in the English and Chinese languages. There shall be three (3) arbitrators, all of whom shall be fluent in English and Chinese and shall have experience in handling cases involving land acquisition by foreign investment enterprises in the PRC;

                  (b) the English-language text and Chinese-language text of this Contract shall be the reference text for the arbitrators;

                  (c) the arbitration award shall be final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly; and

                  (d) the costs of the arbitration (including the arbitration fees and lawyers' fees) shall be borne by the losing Party.

ARTICLE 36 Party A and Party B hereby represent and warrant that each of them shall carry out their respective obligations under this Contract from the date on which this Contract comes into effect until the full performance thereof.

CHAPTER 12        EFFECTIVENESS OF CONTRACT AND OTHER MATTERS

ARTICLE 37 This Contract shall come into effect upon signing by Party A and Party B.

ARTICLE 38 The headings in this Contract are for reference only and shall not be used to construe or interpret this Contract.

ARTICLE 39 This Contract is written in the Chinese and English language and both language texts shall have equal validity. If there is any conflict or inconsistency between the Chinese text and the English text, the Chinese text shall be the governing and prevailing version. Party A and Party B shall, as required by SIPAC, submit the Chinese text for registration. There shall be six (6) original sets of the Chinese text and four (4) original sets of the English text. Party A and Party B shall retain two (2) sets each comprising both the English and Chinese text of this Contract, SIPAC shall retain two (2) sets of the Chinese text of this Contract.

ARTICLE 40 Save that it is not inconsistent or in conflict with the provisions of this Contract and the Land Grant Contract, and any PRC law and regulation, Party A and Party B may enter into any supplemental contract in respect of any matter for which no provision or adequate provision has been made in this Contract. The supplemental contract(s), the schedules and the annexure to this Contract shall form part of this Contract and shall have equal force and effect in law as this Contract.

            [The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF the representatives of Party A and Party B have executed this Contract on the date first written above.

CHINA-SINGAPORE SUZHOU INDUSTRIAL PARK
DEVELOPMENT CO. LTD.

By:          /s/ Yang Zhi Ping
   -------------------------------- (official seal)
Name:        Yang Zhi Ping
Position:    Legal Representative
Nationality: Chinese

MAXTOR TECHNOLOGY (SUZHOU) CO. LTD.

By:          /s/ Teh Kee Hong
   -------------------------------- (official seal)
Name:        Teh Kee Hong
Position:    Legal Representative
Nationality: Malaysian

                                   ANNEXURE 1

                      LAND SURVEY PLAN FOR THE LAND PARCEL

                                 (see attached)

                  [MAP OF LAND SURVEY PLAN FOR THE LAND PARCEL]

                                   ANNEXURE 2

                                 THE WARRANTIES

1        PARTY A

1.1 Party A is a duly organised and validly existing independent legal person in its place of establishment and has the legal capacity to enter into this Contract in accordance with its business licence, articles of association and other relevant documents.

1.2 Party A possesses full power and authority to enter into this Contract and perform its obligations hereunder and has obtained all relevant authorisations, consents and approvals required for it to enter into this Contract and to transfer the land use rights over the Land Parcel on the terms set out herein. This Contract has been duly executed by the legal representative of Party A or his duly authorised representative. This Contract constitutes the legally valid and binding obligations of Party A, enforceable against Party A in accordance with its terms.

1.3 All obligations and conditions imposed by the LAB on Party A under the Land Grant Contract have been fully performed and complied with, and the Land Grant Premium and any applicable taxes, fees and charges relating to the grant of the Land Parcel to Party A under the Land Grant Contract have been paid in full.

1.4 All requirements and procedures in relation to the grant of the Land Parcel to Party A (including, without limitation, any condition precedent to a transfer of the land use rights over the Land Parcel) under the Land Grant Contract have been complied with in accordance with the relevant PRC laws and regulations.

1.5 Party A has a good, valid and transferrable title to the land use rights over the Land Parcel as evidenced by a State-owned Land Use Rights Certificate dated 20 January 2003 (Certificate Number: su gong yuan guo yong (2003) No. 014), and the legal right to transfer the rights to the Land Parcel to Party B in accordance with relevant PRC laws and regulations.

1.6 Party A will procure the transfer of any existing authorisations, approvals and consents required to develop and carry out construction on the Land Parcel including, but not limited to, any construction land planning permit and construction land approvals.

2        THE LAND PARCEL

2.1 The Land Parcel was requisitioned by the State in accordance with PRC laws and regulations. All relevant compensation, resettlement fees and expenses as well as related taxes have been paid in full in accordance with PRC laws and regulations.

2.2 The Land Parcel is located within the Suzhou Industrial Park approved by the State Council in accordance with its document guo han [1994] No. 9 issued on 11 February 1994.

2.3 The Land Parcel is located within boundary of the Suzhou Industrial Park Export Processing Zone approved by the State Council in accordance with its document guo ban han [2000] No. 37 issued on 27 April 2000, and the General Administration of Customs in accordance with its document shu shui [2000] No. 482 issued on 24 August 2000. The Land Parcel will be inspected and accepted by the General Administration of Customs or its duly authorized designate as an operational part of the Suzhou Industrial Park Export Processing Zone on or before 31 October 2003.

2.4 The Land Parcel has never been zoned as "essential arable land" by any PRC governmental authority.

2.5 The Land Parcel is zoned, and may be lawfully used, for industrial purposes.

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2.6      The Land Parcel is in good condition and is not affected by any subsidence. There are no existing circumstances which may result in the extinguishment of the Land Parcel.

2.7 The Land Parcel is free from any liens, mortgages, encumbrances, guarantees, leases or other third party rights in any form.

2.8 There are no existing structures or other attachments on the Land Parcel. There are no cables or pipes running over, through or under any part of the Land Parcel.

2.9 There are no underground trenches, watercourses or canals running under the Land Parcel.

2.10     There are no occupants on the Land Parcel.

2.11 There are no easements, rights of way, public utilities (other than public utilities serving the Land Parcel exclusively) or other rights of access over the Land Parcel in favour of any third parties or any neighbouring land or property.

2.12 Upon registration of Party B as the owner of the land use rights over the of the Land Parcel, and issuance of the Title Certificate to Party B, Party B shall be the sole legally recognised owner of the land use rights over the Land Parcel, and shall have the exclusive right to use the Land Parcel without restriction at any time during the tenure free from all costs, fees, taxes and other charges, save those arising as a result of the use of the Land Parcel by Party B.

2.13 The Land Transfer Price is not less than the market price for land of similar size and nature in the Suzhou Industrial Park.

2.14 The Land Parcel has been filled to a level of 2.6 meters above the Yellow Sea level.

2.15 Infrastructure developments (including the so-called "seven connections and levelling") at the Land Parcel have been completed in compliance with the planning requirements applicable to the Land Parcel or (as the case may be) the connection requirements imposed by the relevant public utilities suppliers.

2.16 The Utilities will be constructed to the boundary of the Land Parcel at no charge (including, without limitation, any so-called "capacity increase fee") to Party B in accordance with the requirements and time frame set out in Article 19 of this Contract.

2.17 Party B shall have no responsibility for the repair, maintenance, improvement or reconstruction of any portion of the banks of Lou Jiang lying to the north of the Land Parcel or the banks of Lou Xie Canal to the west of the Land Parcel; nor will Party B be required to contribute to the costs of such repair, maintenance, improvement or reconstruction (if any). The responsibility for such repair, maintenance, improvement or reconstruction vests solely on the Suzhou City Navigation Bureau and the Suzhou Industrial Park Public Utilities Property Management Company respectively.

2.18     (a)      The Land Parcel has complied with and is complying with all applicable environmental laws and regulations.

         (b) The Land Parcel is not and has not been used for any industrial or polluting purposes, and the Land Parcel is not and has not been contaminated by any polluting or dangerous substances or items.

         (c) No discharge, release, leaching, emission or escape into the environment of any polluting or dangerous substances has occurred or is occurring from the Land Parcel.

2.19 The Land Parcel was not and is not the subject of any litigation, arbitration or administrative proceedings, and no such proceedings are threatened or pending. Party A's title to the Land Parcel is not disputed by any person for any reasons.

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2.20     There is no unsatisfied judgment, order, decree or decision of any court or any governmental authority outstanding or existing against (i) Party A which may have an adverse effect upon the Land Parcel or (ii) the Land Parcel directly, and no order or application has been made in respect of the bankruptcy or liquidation of Party A.

3        GENERAL

         All information contained in this Contract and in the documents referred to in this Contract and all other information concerning Party A and the Land Parcel supplied during the course of negotiations leading to the signing of this Contract to Party B was, when given, true, complete and accurate in all respects and there is no fact or matter which has not been disclosed which renders any such information or documents untrue, inaccurate or misleading at the date of this Contract or which if disclosed, might reasonably be expected to influence adversely Party B's decision or willingness to purchase the land use rights over the Land Parcel on the terms of this Contract.

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